Exhibit 10.13

AMENDMENT TO THE SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO THE SUBSCRIPTION AGREEMENT (this “Amendment”), dated November 23, 2018, is made by and among MOGU Inc. (formerly known as Meili Inc., the “Company”) and Windcreek Limited (the “Purchaser”).

Reference is made to that certain Subscription Agreement, dated as of November 2, 2018, by and between the Company and the Purchaser (the “Subscription Agreement”), a copy of which is attached as Annex A. Capitalized terms used and not defined in this Amendment shall have the meanings given to them in the Subscription Agreement, unless the context requires otherwise.

WHEREAS, each of the undersigned, being a party to the Subscription Agreement, desires to effect certain amendments to the Subscription Agreement; and

WHEREAS, pursuant to Section 7.3 of the Subscription Agreement, the Subscription Agreement may be amended by a written agreement by the Parties.

NOW, THEREFORE, the Parties hereby agree to amend and restate the Subscription Agreement as follows.

1.	The Parties agree to amend the aggregate Purchase Price of the Purchaser as set forth in Exhibit A of the Subscription Agreement to US$30,000,000; and

2.

In the event that the Purchaser purchases, prior to or simultaneous with the Closing, any ADSs in the Offering, the total number of Ordinary Shares that the Purchaser is obligated to purchase under the Subscription Agreement as Purchased Shares at the Closing shall be reduced by the same number of Ordinary Shares represented by the ADSs purchased in the Offering.

3.	The Parties agree that article VI (Observation Right) of the Subscription Agreement is hereby replaced with the following:

“From and after the Closing or the closing of the Offering, during the period in which the Purchaser or its affiliates hold any Shares or ADSs, the Purchaser shall have the right to appoint one (1) person as a representative to attend all meetings of the board of directors of the Company (the “Board”) and any committee of the Board in a nonvoting observer capacity (the “Observer”), and the Company shall give the Observer notice of such meetings, invite the Observer to attend all such meetings and provide the Observer with copiesof all minutes, consents and other meeting materials that it provides to its directors at the same time and in the same manner as provided to such directors.”

4.	The Parties agree that section 7.9 (Fees and Expenses) of the Subscription Agreement is hereby replaced with the following:

“Except as otherwise agreed to by the Parties, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, includingfees and expenses of attorneys, accountants, consultants and financial advisors, provided, however, that, if (i) the Closing occurs or (ii) thePurchaser purchases, prior to or simultaneous with the Closing, ADSs in the Offering according to above paragraph 2, theCompany shall promptly reimburse all reasonable costs and expenses (including without limitation to fees and expenses for attorneys,accountants, consultants and financial advisors) (the “Transaction Expenses”) incurred by the Purchaser in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby in an aggregate amount not in excess of US$100,000 within fifteen (15) business days after the Purchaser has provided the Company with reasonable evidence of the Transaction Expenses.”

5.

For the avoidance of doubt, any ADSs purchased by the Purchaser in the Offering will have been registered under the Securities Act for resale and, upon 180 days after the date of the final prospectus of the Company for the Offering, will not be subject to any restrictions on sale or otherwise transfer.

6.

Except as expressly amended hereby, all terms and provisions of the Subscription Agreement are and shall remain in full force and effect, and all references to the Subscription Agreement shall hereafter refer to the Subscription Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first written above.

The Company

For and on behalf of

MOGU Inc.

By:	/s/ CHEN Qi
Name:	CHEN Qi
Title:	Director

[Signature Page to Amendment to Subscription Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first written above.

The Purchaser

For and on behalf of

Windcreek Limited

By:	/s/ WANG Nani
Name:	WANG Nani
Title:	Director

[Signature Page to Amendment to Subscription Agreement]

Annex A

Subscription Agreement

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of November 2, 2018 by and among:

(1)    Meili Inc., a company incorporated in the Cayman Islands (the “Company”); and

(2)    the party set forth in Exhibit A hereto (the “Purchaser”). The Purchaser and the Company are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company intends to engage in an initial public offering (the “Offering”) by the Company of American Depositary Shares (“ADS”) representing Class A ordinary shares (“Ordinary Shares”), and in connection with such Offering, the Company also desires to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, the Purchased Shares (as defined below) in a transaction exempt from registration pursuant to Regulation S (“Regulation S”) of the U.S. Securities Act of 1933, as amended (the “Securities Act”)

NOW, THEREFORE, in consideration of the above premises and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1    Issuance, Sale and Purchase of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, at the Closing (as defined below), the number of Ordinary Shares determined pursuant to Section 1.2 (the “Purchased Shares”) at a price per Ordinary Share equal to the Offer Price (as defined below), free and clear of all liens or encumbrances (except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Agreement (as defined below)). The “Offer Price” means the price per ADS set forth on the cover of the Company’s final prospectus in connection with the Offering (the “Final Prospectus”) divided by the number of Ordinary Shares represented by one ADS. The purchase, issuance, sale and delivery of the Purchased Shares shall be made pursuant to and in reliance upon Regulation S.

Section 1.2    Closing.

(a)    Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Purchased Shares pursuant to Section 1.1 shall take place concurrently with the consummation of the Offering at the same offices for the closing of the Offering or at such other place as the Company and the Purchaser may mutually agree. The total number of the Ordinary Shares that the Purchaser shall purchase as Purchased Shares at the Closing shall be equal to the quotient of the aggregate purchase price set forth opposite the Purchaser’s name in Exhibit A hereto (as adjusted pursuant to clause (iii) below, the “Purchase Price”) divided by the Offer Price; provided, however, that (i) no fractional shares of Ordinary Shares will be issued as Purchased Shares, (ii) any fractions shall be rounded down to the nearest whole number of Ordinary Shares, and (iii) the Purchase Price will be reduced by the value of any such fractional share (as calculated on the basis of the Offer Price). The date and time of the Closing are referred to herein as the “Closing Date.” The Company will provide the Purchaser with a written notice of the Closing Date at least seven (7) business days prior to the Closing Date.

(b)    Payment and Delivery. At the Closing, the Purchaser shall pay, or cause to be paid, the Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Company and the Purchaser, of immediately available funds to such bank account designated in writing by the Company and provided to the Purchaser at least seven (7) business days prior to the Closing Date, and the Company shall deliver to the Purchaser (i) one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a certified true copy of the register of the members of the Company, evidencing the Purchased Shares being issued and sold to the Purchaser and the Purchaser as the legal and beneficial holder of the Purchased Shares and (ii) a certified copy of the applicable resolutions of the Company in connection with entry into this Agreement and consummation of the transactions contemplated hereby.

(c)    Restrictive Legend. Each certificate representing the Purchased Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) UNLESS WITH (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Section 1.3    Closing Conditions.

(a)    Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(i)    All corporate and other actions required to be taken by the Company in connection with the issuance, sale and delivery of the Purchased Shares (including registration of such issuance of the Purchased Shares in the register of the members of the Company) shall have been completed.

(ii)    The representations and warranties of the Company to the Purchaser contained in Section 2.1 of this Agreement shall have been true and correct in all respects on the date of this Agreement and true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect (as defined below), true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date (except the representations and warranties contained in Section 2.1 (i) shall be true and correct in all respects on and as of the Closing Date); and the Company shall have performed and complied with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date. There shall have been no event, occurrence, development or state of circumstances or facts that could have a Material Adverse Effect.

(iii)    No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement.

(iv)    The Offering shall have been, or shall concurrently with the Closing be, completed.

(v)    The ADSs shall have been listed on the New York Stock Exchange or Nasdaq.

(vi)    The underwriting agreement relating to the Offering shall have been entered into and have become effective.

(vii)    The Purchaser shall have received a certificate signed by an executive officer of the Company, certifying the fulfillment of the conditions set forth in above items (i) – (iii) and the below item (viii).

(viii)    Each Preferred Share shall have been or shall concurrently with the Closing be converted into one Ordinary Share, and the Company shall have no outstanding preferred shares. The post-IPO memorandum of association and articles of association of the Company and any agreement between the Company and any of its shareholders or between any founders (or their affiliates) of the Company and any of the Company’s other shareholders shall not contain any provisions with respect to any of the following or any other provisions with similar effect:

(1)    Any restrictions on any transfer, sale or other disposal of any equity securities of the Company by the Purchaser (other than the Lock-up Agreement and the existing restrictions under article 139 of the thirteenth amended and restated articles of association of the Company adopted on July 17, 2018).

(2)    Any put/call option, redemption or repurchase right, valuation adjustment, performance or return guarantee, anti-dilution, liquidation preference, preferred or special dividend or distribution or other similar rights granted to or otherwise enjoyed by any holder of the Company’s shares or other equity securities that are not granted to the Purchaser upon the Closing.

(3)    Any preemptive right, right of participation, right to purchase or acquire, right of first offer, co-sale right, right of first refusal, tag-along right, drag-along right or other similar rights granted to or otherwise enjoyed by any holder of the Company’s shares (having an economic interest and voting power in the Company, immediately following the Closing, that are less than those of the Purchaser immediately following the Closing), that are not granted to the Purchaser upon the Closing.

(b)    Conditions to Company’s Obligations to Effect the Closing. The obligation of the Company to issue and sell the Purchased Shares to the Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i)    A Lock-up Agreement in the form requested by the Company and the underwriters for the Offering and entered into by all other shareholders of the Company and with a lock-up period up to six (6) months after the Closing Date (the “Lock-up Agreement”) shall have been executed and delivered by the Purchaser to the Company.

(ii)    All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares shall have been completed.

(iii)    The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iv)    No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)    Due Formation. The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. Each of the Company’s subsidiaries and consolidated affiliates (for the avoidance of doubt, including any “variable interest entity” controlled by the Company) (each such subsidiary or consolidated affiliate, a “Subsidiary” and collectively the “Subsidiaries”) is duly formed, validly existing and in good standing in the jurisdiction of its organization. Each of the Company and its Subsidiaries has all requisite power and authority to carry on its business and to own, lease and operate its property as currently conducted.

(b)    Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder and thereunder, have been duly authorized by all requisite actions on its part.

(c)    Valid Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)    Capitalization.

(i)    The share capital of the Company shall be as set forth in Schedule I, setting forth, the capitalization table of the Company as of the date hereof and as of the Closing Date (other than (x) the Ordinary Shares that will be registered by the Registration Statement (as defined below) and be issued by the Company in the Offering, (y) Purchased Shares, and (z) shares of capital stock of the Company (A) that will be issued to persons other than a Purchaser Adverse Person (as defined below) and (B) of which the Company has notified the Purchaser in writing) respectively, including without limitations to the number of issued and outstanding shares of capital stock of the Company (including the ordinary shares and each series of preferred shares (the “Preferred Shares”)) held by each shareholder of the Company. Other than the share capital set forth in Schedule I, there are no authorized or outstanding equity interest in the Company, options, equity incentive plans, warrants and other rights to acquire equity interests in the Company or stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. All issued and outstanding ordinary shares and all issued and outstanding Preferred Shares are validly issued, fully paid and non-assessable. Other than the eleventh amended and restated shareholders agreement among the Company and its shareholders dated as of June 3, 2016, as amended on July 17, 2018 and the thirteenth amended and restated articles of association of the Company adopted on July 17, 2018 (in each case, disregarding any amendment thereof, the “Shareholders Agreement and the Existing Articles”), there are no outstanding obligations of the Company or any of its Subsidiaries to issue, repurchase, redeem or otherwise acquire any share capital or equity interests in the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any share capital, equity interests or other voting securities in the Company or any of its Subsidiaries. “Purchaser Adverse Persons” means any persons or entities designated by the Purchaser and notified to the Company in writing on the date hereof.

(ii)    All outstanding shares of capital stock of the Company and all outstanding shares of capital stock of each of the Company’s Subsidiaries have been issued and granted in compliance with (x) all applicable Securities Laws (as defined below) and other applicable laws and (y) all requirements set forth in applicable plans or contracts, without violation of any preemptive rights, rights of first refusal or other similar rights. “Securities Laws” means the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing rules of, or any listing agreement with the New York Stock Exchange or Nasdaq and any other applicable law regulating securities or takeover matters.

(iii)    Except as set forth in the Shareholders Agreement and the Existing Articles, there are no preemptive rights, registration rights, rights of first offer, rights of first refusal, tag-along rights, director appointment rights, governance rights or other similar rights with respect to the Company’s capital stock or that have been granted to any holder of the Company’s capital stock.

(e)    Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Agreement and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares, free and clear of any encumbrance or restrictions (except for restrictions on transfer arising under the Securities Act or created by virtue of the Lock-up Agreement). No shareholder vote or other approval are required for the issuance and sale of Purchased Shares to the Purchaser, other than those that have been obtained prior to the Closing Date.

(f)    Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or its Subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject. There is no action, suit or proceeding, pending or threatened against the Company or its Subsidiaries that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(g)    Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(h)    Compliance with Laws. The business of the Company or its Subsidiaries is not being conducted and has not been conducted at any time during the three years prior to the date hereof in violation of any law or government order applicable to the Company or its Subsidiaries except for violations which do not and would not have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean any event, fact, circumstance, condition, change, development or occurrence that, individually or in the aggregate with any other events, facts, circumstances, condition, change, development or occurrences, has resulted in, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (i) the financial or otherwise condition, assets, properties, employees, liabilities, results of operations, prospects, business, or operations of the Company or its Subsidiaries taken as a whole, except to the extent that any such Material Adverse Effect results from (x) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting the Company and its Subsidiaries) or (y) changes in general economic and market conditions (to the extent not materially disproportionately affecting the Company and its Subsidiaries); or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement and to timely perform its obligations under the Agreement.

(i)    SEC Filings. Prior to the Closing, the registration statement of the Company on Form F-1 to be filed with the United States Securities and Exchange Commission (the “SEC”), as supplemented or amended, (the “Registration Statement”) shall have been declared effective by the SEC. The Company has filed with, or furnished to, the SEC, on a timely basis, all documents, forms, statements (including the Registration Statement and the prospectus therein), certifications and reports required to be filed or furnished pursuant to the Securities Act in connection with the Offering (the “Securities Act Documents”). Each Securities Act Document (including the Registration Statement and the prospectus therein) conforms and will conform, in all material respects to the requirements of the Securities Laws and the U.S. Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”) and the rules and regulations of the SEC thereunder and does not, as of the date hereof, and will not, as of the applicable effective date and the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except for pricing information for the Offering, the Registration Statement, in the form in which it is declared effective by the SEC, will not contain any information that describes a fact, event, occurrence, circumstance, condition, change, development or result that is materially adverse to the Company or any of its Subsidiaries or would otherwise reasonably be expected to have a Material Adverse Effect. There are no contracts, agreements, arrangements, transactions or documents which are required to be described or disclosed in the Securities Act Documents or to be filed as material contracts in the exhibits to the Securities Act Documents but have not been so described, disclosed or filed. At the Closing, the Company will be in compliance with the Sarbanes-Oxley Act (if applicable) and the applicable listing and corporate governance rules and regulations of the stock exchange where its ADSs will be listed.

(j)    Investment Company. The Company is not and, after giving effect to the offering and sale of the Purchased Shares, the consummation of the Offering and the application of the proceeds hereof and thereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(k)    Regulation S. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its affiliates or any person acting on its or their behalf with respect to any Purchased Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Purchased Shares to the Purchaser under this Agreement requiring registration under the Securities Act or applicable state securities laws; and the Company is a “foreign issuer” (as defined in Regulation S).

(l)    Events Subsequent to Most Recent Fiscal Period. Since December 31, 2017 until the date hereof and to the Closing Date, (i) there has not been any event, fact, circumstance, condition, change, development or occurrence that has had, has or would reasonably be expected to have a Material Adverse Effect, and (ii) the Company and its Subsidiaries have, in all material respects, conducted their business in the ordinary course of business consistent with past practice.

(m)    Litigation. There are no actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings by or against the Company or its Subsidiaries or any officer or director of the Company or any of its Subsidiaries in their capacities as such or affecting the business or any of the assets of the Company or its Subsidiaries pending before any governmental authority, or, to the Company’s knowledge, threatened to be brought by or before any governmental authority, that has had or would reasonably be expected to have a Material Adverse Effect.

(n)    Brokers. Except as disclosed to the Purchaser in writing prior to the date hereof, the Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Purchased Shares, and the Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Purchased Shares.

Section 2.2    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a)    Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization.

(b)    Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Purchaser pursuant to this Agreement, and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c)    Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)    Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject. There is no action, suit or proceeding, pending or, to the knowledge of the Purchaser, threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(e)    Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(f)    Status and Investment Intent.

(i)    Experience. The Purchaser is either (i) an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act, or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares and is capable of bearing the economic risks of such investment.

(ii)    Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii)    Solicitation. The Purchaser was not identified or contacted through the marketing of the Offering. The Purchaser did not contact the Company as a result of any general solicitation or directed selling efforts. The purchase of the Purchased Shares by the Purchaser was not solicited by or through anyone other than the Company.

(iv)    Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. The Purchaser is acquiring the Purchased Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

(v)    FINRA. The Purchaser does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of the Free-Riding and Withholding Interpretation of FINRA.

ARTICLE III

COVENANTS

Section 3.1    Lock-up. If the Company or any underwriter for the Offering releases any other shareholder of the Company from his, her or its sale restrictions undertaken in their respective lock-up agreement, then the Company shall notify the Purchaser prior to such release and shall procure that the Purchaser is simultaneously released to the same proportional extent.

Section 3.2    Distribution Compliance Period. The Purchaser agrees not to resell, pledge or transfer any Purchased Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the 40 days following the Closing Date.

Section 3.3    Further Assurances. From the date of this Agreement until the Closing Date, the Company and the Purchaser shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

Section 3.4    Facilitation of Sale by Purchaser. The Company agrees that as and when requested by the Purchaser in compliance with applicable U.S. securities laws, the Company shall promptly take all steps reasonably necessary to facilitate the conversion of any Purchased Shares into ADSs and removing any legends on such Purchased Shares, through the customary processes to be established with the depositary for the ADSs.

ARTICLE IV

INDEMNIFICATION

Section 4.1    Indemnification. Each of the Company and the Purchaser (an “Indemnifying Party”) shall indemnify and hold each other and their affiliates, directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) any breach or violation of, or inaccuracy in, any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto or any claim by any third party alleging, constituting or involving such a breach, violation or inaccuracy; or (ii) any violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement or any claim by any third party alleging, constituting or involving such a violation or nonperformance. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

Section 4.2    Third Party Claims.

(a)    If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article IV, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail, to the extend reasonably practicable, the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement. Notwithstanding the foregoing, no failure or delay in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure or delay.

(b)    Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within thirty (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, (i) any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party; and (ii) the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of such defense on a regular basis. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal action, (ii) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party (other than immaterial equitable relief in connection with an award of monetary damages), or (iii) the Indemnifying Party has not acknowledged that such Third Party Claim is subject to indemnification pursuant to this ARTICLE IV. If the Indemnifying Party assumes the defense of a Third Party Claim pursuant to this Section 4.2(b), the Indemnifying Party shall conduct such defense in good faith.

(c)    If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement (except for its consent required under Section 4.2(b) above) of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 4.2(b).

(d)    In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the 30 days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 4.3    Other Claims. In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, that no failure or delay in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure or delay. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

Section 4.4    Cap. Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the Purchase Price, other than with respect to fraud, willful misrepresentation or misconduct, or gross negligence.

ARTICLE V

REGISTRATION RIGHTS

From and after the Closing, for each share in the share capital of the Company (the “Shares”) held by the Purchaser, (i) the Purchaser shall be entitled to customary registration rights that are no less favorable than any registration rights enjoyed by any holder of any equity securities of the Company (including without limitation to the Shares) as set forth in section 2 of the eleventh amended and restated shareholders agreement among the Company and its shareholders dated as of June 3, 2016, as amended on July 17, 2018 (the “SHA Section 2”), including without limitation to the right to participate in any registration under such SHA Section 2, (ii) the Company shall be obligated to the Purchaser (as if the Purchaser was a Holder in such SHA Section 2) for each and all the obligations, agreements and covenants of the Company under such SHA Section 2, and (iii) the Company shall take all actions as necessary or appropriate for the Purchaser to perform and realize its registration rights hereunder. The SHA Section 2 shall apply to this Agreement mutatis mutandis as though expressly incorporated herein, whereby the Purchaser shall be deemed as a Holder in such SHA Section 2.

All expenses and fees incurred in connection with any registration, filings, or qualifications, accounting fees, printing expenses, fees and disbursements of counsel for the Company, “blue sky” fees and expenses and expenses of any special audits incident to or required by any registration pursuant to above the above paragraph, and expenses incurred by the Purchaser upon the Company’s or an underwriter’s request, shall be borne and paid by the Company.

ARTICLE VI

OBSERVATION RIGHT

From and after the Closing, during the period in which the Purchaser or its affiliates hold any Shares, the Purchaser shall have the right to appoint one (1) person as a representative to attend all meetings of the board of directors of the Company (the “Board”) and any committee of the Board in a nonvoting observer capacity (the “Observer”), and the Company shall give the Observer notice of such meetings, invite the Observer to attend all such meetings and provide the Observer with copies of all minutes, consents and other meeting materials that it provides to its directors at the same time and in the same manner as provided to such directors.

ARTICLE VII

MISCELLANEOUS

Section 7.1    Survival of the Representations and Warranties. All representations and warranties made by any party hereto shall survive for two years after the Closing Date and shall terminate and be without further force or effect on the second anniversary of the Closing Date, except (i) that any representations and warranties by the Company contained in Section 2.1(a) through and including Section 2.1(g) shall survive indefinitely or until the latest date permitted by law, (ii) that any claims hereunder for any breach of any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to this Section 5.1, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in writing to the party making such representations and warranties on or prior to such time and (iii) nothing contained in this Agreement shall limit or exclude any liability for fraud, willful misrepresentation or misconduct, or gross negligence.

Section 7.2    Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 7.3    Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

Section 7.4    Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Purchaser, the Company, and their respective heirs, successors and permitted assigns.

Section 7.5    Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or any Purchaser without the express written consent of the other Party, except that a Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of the Purchaser without the consent of the Company, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 7.6    Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party hereto to whom notice is to be given, at the time of receipt if given by electronic mail to the e-mail addresses set forth below, on the day after delivery to a nationally recognized overnight courier service during its business hours for overnight delivery against receipt, and properly addressed, or on the third day after mailing if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to the Company, at:	Meili Inc. Zheshang Fortune Center Block 1, 99 Gudun Road, Xihu District, Hangzhou Zhejiang, China Email: helen.t.wu@meili-inc.com Attention: Helen Ting Wu

With a copy to (which shall not constitute notice):	Meili Inc. Zheshang Fortune Center Block 1, 99 Gudun Road, Xihu District, Hangzhou Zhejiang, China Email: geyan@meili-inc.com Attention: Geyan Liu

With a copy to (which shall not constitute notice):	Skadden, Arps, Slate, Meagher & Flom 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong Hong Kong Email: yilin.xu@skadden.com Attention: Yilin Xu

If to the Purchaser, at:

Address:            JD.com Group Headquarters

21/F, Building A, 18 Kechuang Eleventh Street

Yizhuang Economic and Technological Development Zone

Daxing District, Beijing, PRC

Email:               legalnotice@jd.com

Attention:          Legal Department (Mergers and Acquisitions Group)

With a copy to (which shall not constitute notice):

Address:            JD.com Group Headquarters

20/F ,Building A, 18 Kechuang Eleventh Street

Yizhuang Economic and Technological Development Zone

Daxing District, Beijing, PRC

Email:                zhangdan11@jd.com

Attention:          Sharon Zhang

With a copy to (which shall not constitute notice):	Orrick, Herrington & Sutcliffe LLP 47/F Park Place 1601 Nanjing Road West Shanghai 200040 China Attention: Jie SUN (Jeffrey) Email: jeffrey.sun@orrick.com

Any party hereto may change its address for purposes of this Section 5.6 by giving the other Party written notice of the new address in the manner set forth above.

Section 7.7    Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 7.8    Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 7.9    Fees and Expenses. Except as otherwise agreed to by the Parties, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors, provided, however, that, if the Closing occurs, the Company shall promptly reimburse all reasonable costs and expenses (including without limitation to fees and expenses for attorneys, accountants, consultants and financial advisors) (the “Transaction Expenses”) incurred by the Purchaser in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby in an aggregate amount not in excess of US$100,000 within fifteen (15) business days after the Purchaser has provided the Company with reasonable evidence of the Transaction Expenses.

Section 7.10    Confidentiality. Each party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby. Each party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

Section 7.11    Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 7.12    Termination. This Agreement may be terminated at any time prior to the Closing upon the mutual consent of both of the Parties. Either Party may terminate this Agreement if any of the following event occurs: (i) the first anniversary after the date hereof, if the Closing has not occurred on or prior to such date, (ii) the withdrawal by the Company of the Registration Statement, and (iii) following the execution of the underwriting agreement relating to the Offering, the termination of such underwriting agreement in accordance with its terms.    Upon any termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of Article V hereof (except for Section 5.1), which shall survive any termination under this Section 5.12; provided, that no termination of this Agreement shall relieve any Party hereto of liability for any breach of this Agreement prior to such termination.

Section 7.13    Description of Purchaser.

(a)    The Company shall afford the Purchaser a reasonable opportunity in which to review and comment on any description of the transactions contemplated by this Agreement that is to be included in the Registration Statement filed after the date hereof, and the Company shall take such comments from the Purchaser.

(b)    The Purchaser hereby consents and undertakes to, within thirty (30) days after the date hereof, provide a description of its organization and business activities to the Company (the “Purchaser Description”) to be used solely in the Registration Statement and the prospectus therein, and hereby represents that the Purchaser Description will be true and accurate in all material respects and will not be misleading in any material respect. Additionally, the Purchaser hereby consents to the filing of this Agreement as an exhibit to the Registration Statement. Other than the Purchaser Description, the Company shall not include in the Registration Statement or the prospectus therein any information regarding the Purchaser without the Purchaser’s prior written consent. Notwithstanding anything hereunder to the contrary, the Company shall not include in the Registration Statement or the prospectus therein or any other materials or statements any information regarding the Purchaser without the Purchaser’s prior written consent in the event that this Agreement is terminated prior to the Closing according to Section 5.12.

(c)    The Purchaser acknowledges that the Company will rely upon the truth and accuracy of the Purchaser Description, and it agrees to notify the Company promptly prior to the Closing in writing if any of the content contained therein ceases to be accurate and complete or becomes misleading prior to the Closing.

Section 7.14    Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 7.15    Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 7.16    Cumulative Remedies; Waiver. Except as specifically set forth herein, the rights and remedies of the Parties are cumulative and not alternative. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Meili Inc.

By:	/s/ CHEN Qi
Name:	CHEN Qi
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Windcreek Limited

By:	/s/ WANG Nani
Name:	WANG Nani
Title:	Director

Strictly Confidential

Schedule I

Capitalization table of the Company as of the date hereof and as of the Closing Date

Name of Shareholder(s)	Class of Shares	No. of Shares
Elevenhalf MG International Limited	Ordinary (C)	220,151,966
Elevenhalf MG Holding Limited	Ordinary (C)	83,082,038
Exceed Intelligence Limited	Ordinary (A)	107,643,285
Plus Performance MG Limited	Ordinary (A)	79,914,375
Image Future Investment (HK) Limited	Ordinary (A)	27,094,060
Image Future Investment (HK) Limited	A-1	3,078,326
Image Future Investment (HK) Limited	A-3	3,140,970
Image Future Investment (HK) Limited	A-5	1,973,792
Image Future Investment (HK) Limited	A-6	101,078,277
Image Future Investment (HK) Limited	B-2	39,573,983
Image Future Investment (HK) Limited	C-2	111,899,688
Image Future Investment (HK) Limited	C-3	157,047,506
Tencent Growth Holdings Limited	Ordinary (A)	3,010,451
Tencent Growth Holdings Limited	A-1	342,036
Tencent Growth Holdings Limited	A-3	348,997
Tencent Growth Holdings Limited	A-5	219,310
Tencent Growth Holdings Limited	A-6	11,230,920
Hillhouse MGJ Holdings Limited	B-1	81,508,317
Hillhouse MGJ Holdings Limited	B-1	81,508,317
Hillhouse MLS Holdings Limited	Ordinary (A)	3,933,865
Hillhouse MLS Holdings Limited	B-2	94,223,756
Bertelsmann Asia Investments AG	Ordinary (B)	19,380,900
Bertelsmann Asia Investments AG	Ordinary (B)	41,767,800
Bertelsmann Asia Investments AG	A-2	58,702,700
Bertelsmann Asia Investments AG	A-4	35,238,100
Bertelsmann Asia Investments AG	A-7	38,761,900
Bertelsmann Asia Investments AG	A-7	14,535,700
Trustbridge Partners IV, L.P.	Ordinary (B)	29,342,994
Trustbridge Partners IV, L.P.	A-2	130,450,500
Trustbridge Partners IV, L.P.	B-1	48,904,990
Roc Peace Limited	C-1	67,369,985
Pingan eCommerce Limited Partnership	C-1	36,276,146
Roc Peace Limited	C-1	51,823,066
Roc Peace Limited	C-1	4,976,340
Pingan eCommerce Limited Partnership	C-1	1,514,538
Qiming Managing Directors Fund III, L.P.	A-4	3,445,500
Qiming Managing Directors Fund III, L.P.	A-7	888,300

Strictly Confidential

Name of Shareholder(s)	Class of Shares	No. of Shares
Qiming Managing Directors Fund III, L.P.	A-7	296,100
Qiming Managing Directors Fund III, L.P.	B-1	249,053
Qiming Venture Partners III, L.P.	A-4	109,316,400
Qiming Venture Partners III, L.P.	A-7	28,183,100
Qiming Venture Partners III, L.P.	A-7	9,394,400
Qiming Venture Partners III, L.P.	B-1	7,901,779
Sequoia Capital 2010 CV Holdco, Ltd.	Ordinary (A)	5,531,561
Sequoia Capital 2010 CV Holdco, Ltd.	A-3	76,996,388
Sequoia Capital 2010 CV Holdco, Ltd.	A-5	721,043
SC China Growth III Co-Investment 2014-B, L.P.	B-2	32,978,319
Bluerun Ventures IV, L.P.	A-1	65,675,573
Bluerun Ventures IV, L.P.	A-3	12,672,327
Bluerun Ventures IV, L.P.	A-5	5,407,817
Bluerun Ventures IV, L.P.	B-2	4,711,186
BRV Lotus Fund 2012, L.P.	Ordinary (A)	5,961,337
BRV Lotus Fund 2012, L.P.	B-2	4,711,186
EasyBeauties Holdings Limited	Ordinary (A)	59,835,539
EasyBeauties Holdings Limited	A-1	19,974,315
GGV Capital IV Enterpreneurs Fund L.P.	A-5	631,058
GGV Capital IV Entrepreneurs Fund L.P.	Ordinary (A)	52,132
GGV Capital IV Entrepreneurs Fund L.P.	A-6	101,396
GGV Capital IV Entrepreneurs Fund L.P.	B-2	234,764
GGV Capital IV L.P.	Ordinary (A)	2,458,626
GGV Capital IV L.P.	A-5	29,761,627
GGV Capital IV L.P.	A-6	4,781,614
GGV Capital IV L.P.	B-2	11,072,086
GGV Capital Select L.P.	C-3	19,630,938
IDG-Accel China Growth Fund III L.P.	A-7	45,244,900
IDG-Accel China Growth Fund III L.P.	B-1	7,611,247
IDG-Accel China III Investors L.P.	A-7	3,207,500
IDG-Accel China III Investors L.P.	B-1	539,585
Tiantu Capital Management Company (Cayman)	C-1	41,458,453
Tiantu Capital Management Company (Cayman)	C-1	1,730,901
Tiantu China Consumer Fund I, L.P.	C-1	10,364,613
Tiantu China Consumer Fund I, L.P.	C-1	432,725
Tira Company Limited	B-1	48,904,990
Roydswell Noble Limited	Ordinary (A)	6,509,578
Roydswell Noble Limited	A-1	2,219,368
Roydswell Noble Limited	A-3	2,739,958
Roydswell Noble Limited	A-5	2,163,130
Cornerstone Venture Limited	Ordinary (A)	7,550,312
SCC Lyra Venture Limited	Ordinary (A)	5,182,307
Magic Stone Alternative Private Equity Fund, L.P.	C-3	9,815,469

Strictly Confidential

Name of Shareholder(s)	Class of Shares	No. of Shares
Banyan Partners Fund I, L.P.	B-1	8,150,832
All-Stars Investment Master Fund	B-2	7,066,787
Cherubic Ventures Inc.	Ordinary (A)	6,400,149
AIMEI Tech Co. Ltd.	Ordinary (A)	5,048,270
G ERP LLC	B-1	489,050
G HSP LLC	B-1	652,066
G JBD LLC	B-1	978,100
G LTP LLC	B-1	2,771,283
DWK Tech Limited	Ordinary (A)	4,060,423
Zero2IPO China Fund II, L.P.	Ordinary (A)	169,737
Zero2IPO China Fund II, L.P.	A-5	2,384,770
VISION PLUS CAPITAL FUND LP	Ordinary (A)	2,072,923
Purple Mountain Holding Ltd.	Ordinary (A)	1,048,461
SBCVC Fund IV, L.P.	Ordinary (A)	996,522
Morningside China TMT Fund II, L.P.	Ordinary (A)	786,339
Spring Wu, Inc.	Ordinary (A)	274,598
ESOP	N/A	228,327,161
TOTAL OUTSTANDING	N/A	2,553,650,704
TOTAL (INCLUDING ESOP)	N/A	2,781,977,865

Strictly Confidential

Authorized Share Capital as of the Date of this Agreement

The authorized share capital of the Company is US$50,000, divided into 5,000,000,000 shares, including:

(a)	3,175,609,844 ordinary shares of a par value of US$0.00001 each;

(b)	91,289,618 Series A-1 preferred shares of a par value of US$0.00001 each;

(c)	189,153,200 Series A-2 preferred shares of a par value of US$0.00001 each;

(d)	95,898,640 Series A-3 preferred shares of a par value of US$0.00001 each;

(e)	148,000,000 Series A-4 preferred shares of a par value of US$0.00001 each;

(f)	43,262,547 Series A-5 preferred shares of a par value of US$0.00001 each;

(g)	117,192,207 Series A-6 preferred shares of a par value of US$0.00001 each;

(h)	140,511,900 Series A-7 preferred shares of a par value of US$0.00001 each;

(i)	290,169,609 Series B-1 preferred shares of a par value of US$0.00001 each;

(j)	194,572,067 Series B-2 preferred shares of a par value of US$0.00001 each;

(k)	215,946,767 Series C-1 preferred shares of a par value of US$0.00001 each;

(l)	111,899,688 Series C-2 preferred shares of a par value of US$0.00001 each; and

(m)	186,493,913 Series C-3 preferred shares of a par value of US$0.00001 each.

Strictly Confidential

Exhibit A

Purchaser

Purchaser	Purchase Price
Windcreek Limited	An amount equal to the lesser of (i) US$100,000,000 and (ii) an amount that will cause the Purchase Price to be equal to 20% of the sum of the Purchase Price and the gross proceeds received by the Company for issuance of new Ordinary Shares represented by ADSs in the Offering (excluding (x) any proceeds to any selling shareholders of the Company in the Offering and (y) any proceeds received by the Company from any private financing prior to, concurrent with or after the Offering) (the “Offering Proceeds”), which amount, for the avoidance of doubt, shall be 25% of the Offering Proceeds.